UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TPG Specialty Lending, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 28, 2020

The following Notice of Change in Location and Time relates to the proxy statement (the “Proxy Statement”) of TPG Specialty Lending, Inc. (the “Company” or “TSLX”), dated April 17, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 28, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 15, 2020.

THE NOTICE AND PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

TPG Specialty Lending, Inc.

2100 McKinney Avenue, Suite 1500

Dallas, TX 75201

2020 Annual Meeting of Stockholders

Notice of Change in Location and Time

TO OUR STOCKHOLDERS:

As previously announced, the 2020 Annual Meeting of Stockholders of TPG Specialty Lending, Inc. (the “Meeting”) will be held on May 28, 2020.

Due to the public health impact of COVID-19 and to support the health and well-being of all of the Company’s stakeholders and their families, NOTICE IS HEREBY GIVEN that the Meeting location, format and time has been changed. The Meeting will be conducted on the Internet via live webcast at www.virtualshareholdermeeting.com/TSLX2020. The Meeting webcast will begin promptly at 2:00 p.m., Eastern Time. Stockholders will not be able to attend the Meeting in person.

Stockholders as of the close of business on March 30, 2020, the record date, are entitled to participate in and vote at the Meeting by logging into the webcast. To participate in the virtual Meeting, you will need the 16-digit control number included on your proxy card, your voting instruction form, or the Notice of Internet Availability of Proxy Materials previously mailed or made available to stockholders entitled to vote at the Meeting. If your shares are held for your account by a broker, bank or other institution or nominee, you should follow the instructions provided by your institution or nominee to be able to participate in the Meeting. If you have a question pertaining to the business of the Meeting, please submit it in advance of the Meeting at www.proxyvote.com.

Whether or not you plan to attend the Meeting, the Company urges you to vote in advance of the Meeting using one of the methods described in our proxy materials. The proxy card included with the proxy materials that you previously received will not be updated to reflect the change in location or time and may continue to be used to vote your shares.

By Order of the Board of Directors,

/s/ Ken Burke
Ken Burke
Chief Compliance Officer, Vice President and Secretary

Dallas, TX

May 15, 2020

TPG Specialty Lending, Inc. Announces Change to Virtual Annual and Special Meeting of Stockholders

NEW YORK—(BUSINESS WIRE)—May 15, 2020— TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today announced that due to the public health impact of COVID-19 and to support the health and well-being of all of the Company’s stakeholders and their families, the Company’s previously announced Annual and Special Meeting of Stockholders (or “the Meetings”) scheduled for Thursday, May 28, 2020 will be changed from in-person to a virtual-only format. The Meetings will still be held on May 28, 2020, with the Annual Meeting of Stockholders scheduled for 2:00 p.m. Eastern Time and the Special Meeting of Stockholders scheduled for 2:30 p.m. Eastern Time.

Please be advised that the Notice of Internet Availability of Proxy Materials and the proxy card or voting instructions previously distributed will not be updated to reflect the change to a virtual only format and may continue to be used to vote your shares.

Attendance and Participation

The Company’s Meetings will be conducted on the Internet via live webcast at

www.virtualshareholdermeeting.com/TSLX2020. Stockholders will not be able to attend the Meetings in person. Stockholders as of the close of business on March 30, 2020, the record date, are entitled to participate in and vote at the Meetings by logging into the webcast. If you have a question pertaining to the business of the Meetings, please submit it in accordance with the procedures described below.

To participate in the virtual Meetings, you will need the 16-digit control number included on your proxy card, your voting instruction form, or the Notice of Internet Availability of Proxy Materials previously mailed or made available to stockholders entitled to vote at the Meetings. If your shares are held for your account by a broker, bank or other institution or nominee, you should follow the instructions provided by your institution or nominee to be able to participate in the Meeting.

The Annual Meeting of Stockholders webcast will begin promptly at 2:00 p.m., Eastern Time, and the Special Meeting of Stockholders webcast will begin promptly at 2:30 p.m., Eastern Time. Participants should allow plenty of time to log in prior to the start of the Meetings. Online access and check-in will begin at 1:45 p.m. Eastern Time.

Questions

Should you have a question pertaining to the business of the Meetings, you must submit it in advance of the Meetings. Questions may be submitted beginning on Friday, May 15, 2020.

If you wish to submit a question, you may do so by visiting www.proxyvote.com. You should have your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions. Questions pertinent to the business of the Meetings will be read aloud and answered during the virtual Meetings, subject to time constraints.

Stockholder List

The list of our stockholders of record entitled to vote at the Meetings will be made available for viewing by stockholders for any purpose germane to the Meetings. Beginning 15 minutes prior to, and during, the Meetings, the stockholder list will be viewable at www.virtualshareholdermeeting.com/TSLX2020.

Technical Difficulties

Technical support will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/TSLX2020 beginning at 1:45 p.m. Eastern Time on May 28, 2020 through the conclusion of the Meetings. You may also contact technical service (toll-free) at 800-586-1548 (US) or 303-562-9288 (International).

About TPG Specialty Lending

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, an affiliate of Sixth Street Partners and a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of Sixth Street Partners, a global finance and investment firm with over $34 billion of assets under management as of December 31, 2019. For more information, visit the Company’s website at www.tpgspecialtylending.com.

About Sixth Street Partners

Sixth Street Partners (“Sixth Street”) is a global investment firm with over $34 billion in assets under management and committed capital as of December 31, 2019. Sixth Street operates eight diversified, collaborative investment platforms across our growth investing, adjacencies, direct lending, fundamental public strategies, infrastructure, special situations, agriculture and par liquid credit businesses. Our long-term oriented, highly flexible capital base and “One Team” cultural philosophy allows us to invest thematically across sectors, geographies and asset classes. Sixth Street is the parent company to the adviser of TPG Specialty Lending (NYSE: TSLX), a publicly listed business development company. Founded in 2009, Sixth Street has more than 275 team members including over 140 investment professionals operating from nine locations around the world. For more information, visit www.sixthstreetpartners.com.

Investors:

Lucy Lu, 212-601-4753

Sixth Street Partners

IRTSL@tssp.com

Media:

Patrick Clifford, 617-793-2004

Sixth Street Partners

PClifford@tssp.com